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                                                                   Exhibit 10.17


                               AMENDMENT TO LEASE

         This Amendment is made as of this 30th day of September, 2002, by and between HERITAGE BUILDING ASSOCIATES, L.L.C. ("Landlord") and SPECTRA SYSTEMS CORPORATION ("Tenant").

                                   WITNESSETH

         WHEREAS, Landlord and Tenant entered into a Lease Agreement dated as of August 30, 2002, for certain premises in the Heritage Building located at 321 South Main Street in Providence, Rhode Island (the "Lease").

         WHEREAS, the parties desire to amend the Lease to reflect the fact that the Tenant has exercised its option under Section 4.2 of the Lease to add the Expansion Space (as defined in the Lease) to the Premises and to add a provision concerning the installation of a wall in the Premises.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. All capitalized terms used herein shall have the same meaning as in the Lease.

2. Landlord and Tenant acknowledge that the Tenant has exercised its option to add the Expansion Space as part of the Premises.

3. Effective October 1, 2002, the following modifications shall be made to the Lease to reflect the addition of the Expansion Space.

       (a) Section 1.5 of the Lease shall be dated and the following inserted in its stead:

       "1.5 The "Premises" shall mean that portion of the Building located on the first floor of the Building, designated as Suite numbered HBA-01, as shown in red on the plan of the appropriate floor of the Building which is Exhibit A, containing for purpose hereof approximately 11,228 rentable square feet, which is 21% of the Building's total rentable space ("Tenant's Share")."

       (b) Section 1.9(a) of the Lease shall be deleted and the following inserted in its place and stead:

       "1.9 During the first and second years of the term of this Lease, the Rent shall be $19.00 per square foot of rentable space as set forth above per year. During the third, fourth and fifth years of the terms of the Lease, the Rent shall be $20.00 per square foot of rentable


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       space as set forth above per year. For years one (1) and two (2), the monthly Rent payment shall be $17,777.67. For years three (3), four (4) and five(5), the monthly Rent shall be $18,713.33."

4.     The following should be added as Section 4.2.4 of the Lease:

       "4.2.4 The Tenant shall have until October 1, 2003 to notify the Landlord that it desires to have a wall installed between the remaining Premises and the Expansion Space. So long as the installation of the wall is in accordance with all building and fire codes, Landlord shall, at its sole cost and expense, install such wall, provided however, if the Tenant notifies Landlord after October 1, 2003, that it desires to install a wall at such location, or if the Tenant desires to demolish such wall at any time during the term of the Lease, the same shall be undertaken at the sole cost and expense of the Tenant. The installation of such wall is, at all times, subject to building and fire codes."

5.     Except as otherwise provided herein, the Lease is ratified and confirmed.


         IN WITNESS WHEREOF, the undersigned herein entered this Agreement as of this day and year first above written.

                                              HERITAGE BUILDING ASSOCIATES, LLC


                                              By: /s/ Evan J. (illegible)
                                                 -------------------------------


                                              SPECTRA SYSTEMS CORPORATION


                                              By: /s/ Samuel A. Sacco
                                                 -------------------------------